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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                         April 14, 2003 (April 9, 2003)


                          FOX ENTERTAINMENT GROUP, INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                           1-14595             95-4066193
---------------------------------     ------------------     -------------------
(State or other jurisdiction of       (Commission File         (IRS Employer
        incorporation)                     Number)           Identification No.)

                           1211 Avenue of the Americas
                            New York, New York 10036
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (212) 852-7111
                                                           --------------

                                 Not applicable
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          (Former name or former address, if changed since last report)


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 Item 5: Other Events.

         On April 9, 2003, General Motors Corporation ("GM") and its subsidiary Hughes Electronics Corporation ("Hughes"), together with The News Corporation Limited ("News"), announced the signing of definitive agreements that provide for the split-off of Hughes from GM and the simultaneous sale of GM's 19.9 percent (19.9%) economic interest in Hughes to News. In addition, pursuant to these agreements, News would acquire an additional 14.1 percent (14.1%) stake in Hughes from holders of GM Class H common stock through a merger of Hughes and a wholly-owned subsidiary of News, with Hughes as the surviving corporation. At closing, News' 34% interest in Hughes will be transferred to Fox Entertainment Group, Inc. ("FEG") in exchange for a $4.5 billion promissory note and approximately 74.2 million shares in FEG. A description of the transaction is set forth in the press release which was filed by FEG as an Exhibit to its Form 8-K on April 10, 2003. The transaction is also described in a Form 6-K filed with the SEC by News on the date hereof.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 14, 2003

                                              FOX ENTERTAINMENT GROUP, INC.



                                              By:   /s/ Lawrence A. Jacobs
                                                    -------------------------
                                                    Lawrence A. Jacobs
                                                    Secretary